                                                                    EXHIBIT 23.2



The Board of Directors
Emerson Electric Co.


We consent to the use of our report dated November 6, 2000, on the consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2000 and 1999, and for each of the years in the three-year period ended September 30, 2000, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


        /s/ KPMG LLP


St. Louis, Missouri
December 22, 2000